Exhibit 99.1

Switch and Data Reports Third Quarter 2009 Financial and Operating Results

  Revenue Increased 21%
  Adjusted EBITDA Increased 51%
  Secured Incremental $100 million of Financing
  Following the Quarter, Entered Agreement to be Acquired by Equinix

TAMPA, Fla.--(BUSINESS WIRE)--October 27, 2009--Switch & Data Facilities Company, Inc. (NASDAQ:SDXC), a leading provider of network neutral data center and Internet exchange services, today reported financial results for the three months ended September 30, 2009.

Results of Operations

Total revenues for the third quarter ended September 30, 2009 increased 21.4% to $53.5 million from $44.1 million in the comparable period in 2008. Recurring revenues, which consist of colocation and interconnection services, were $48.8 million in the third quarter 2009, an increase of 17.3% over the same period in the prior year. Non-recurring revenues in the third quarter 2009, representing one time installation fees and services, was $4.7 million in the third quarter 2009, compared to $2.5 million in the comparable period in 2008.

“Business momentum continued in the third quarter” stated Keith Olsen, President and CEO. “Our third quarter results amplify the strength of our operating model and the value we provide to customers. With increasing needs of network centric customers, our broad footprint, carrier densities and access to population centers are key value drivers for our business.”

Cost of revenues, excluding depreciation and amortization, for the third quarter 2009 was $25.9 million as compared to $23.7 million for the third quarter 2008. As a percentage of revenues, cost of revenues improved to 48.4% in the third quarter of 2009 from 53.9% in the same period of the prior year.

Sales and marketing costs for the third quarter 2009 were $4.7 million for the third quarter as compared to $4.6 million in the comparable quarter in 2008. General and administrative expenses were $5.1 million for the third quarter as compared to $4.4 million for the third quarter 2008.

Operating income increased 94.2% to $7.3 million in the third quarter of 2009 as compared to $3.8 million in the comparable period in 2008.

Adjusted EBITDA increased 50.5% to $21.0 million in the third quarter of 2009 as compared to $14.0 million in the comparable period in 2008. Adjusted EBITDA margins increased to 39.3% in the third quarter, from 31.7% in the comparable period in 2008. The Company defines Adjusted EBITDA as operating income from continuing operations, plus depreciation and amortization, stock-based compensation expense and other non-cash items such as deferred rent. The Company calculates Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues. A reconciliation between GAAP information and non-GAAP information contained in this press release can be found in the table immediately following the Consolidated Statements of Cash Flow, as well as on the Company’s website in the Investor Relations section.

Net income for the period was $2.6 million. Earnings per share was $0.07 per basic and diluted share.

Balance Sheet, Cash Flows, and Business Outlook

The Company had cash and cash equivalents of $22.6 million on September 30, 2009. Bank debt outstanding on September 30, 2009 was $142.5 million. Capital expenditures in the quarter were $15.9 million and $54.3 million year-to-date.

The Company expects the following financial results for 2009:

  Total revenues are expected to be $206 million
  Adjusted EBITDA is expected to be $76 million
  Capital expenditures are projected to be $75 million

Switch and Data does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, net income (loss) from operations, cash generated from operating activities and cash used in investing activities and, as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. The Company intends to calculate the various non-GAAP financial measures in future periods consistent with the calculation method utilized for the quarter ended September 30, 2009 as presented within this press release.

Merger with Equinix

On October 21, 2009, Switch and Data and Equinix, Inc. (Nasdaq: EQIX) entered into a definitive agreement for Equinix to acquire Switch and Data in a transaction valued at approximately $689 million in cash and stock, based on the October 20th market closing price. The parties are targeting completion of the transaction in the first quarter of 2010. The transaction will be subject to customary closing conditions, including the approval of Switch and Data’s stockholders and regulatory approvals. The merger agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K that Switch and Data filed with the Securities and Exchange Commission (the "SEC") on October 22, 2009. There can be no assurances that the proposed merger will be consummated.

Important Additional Information

This document may be deemed to be solicitation material in respect of the proposed transaction between Equinix and Switch and Data. In connection with the proposed transaction involving Equinix and Switch and Data, Equinix plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus, and each of Equinix and Switch and Data plans to file with the SEC other documents regarding the proposed transaction. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Switch and Data. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Equinix and Switch and Data through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Equinix by directing a request to Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, CA 94404, Attention: Investor Relations (telephone: 888-222-1162) or going to Equinix’s corporate website at www.equinix.com, or from Switch and Data by directing a request to Switch and Data Facilities Company, Inc., 1715 Westshore Boulevard, Suite 650, Tampa, FL 33607, Attention: Investor Relations (telephone: 866-797-2633) or going to Switch and Data’s corporate website at www.switchanddata.com.

Equinix and Switch and Data, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Equinix’s directors and executive officers is contained in its annual proxy statement filed with the SEC on April 23, 2009. Information regarding Switch and Data’s directors and executive officers is contained in Switch and Data’s annual proxy statement filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

Conference Call Info

The Company will host a conference call to discuss third quarter 2009 results on Tuesday, October 27, 2009 at 4:30 p.m. ET. To listen to the conference call live, please dial 888.713.4213 or 617.213.4865 (international) and provide passcode 55308985. The conference call will be webcast and can be accessed from the Company’s website at www.switchanddata.com in the Investor Relations section. A replay of the conference call will be available for one week beginning at 7:30 p.m. ET on Tuesday, October 27, 2009 until 11:59 p.m. ET on November 3, 2009. The replay can be accessed by dialing 888-286-8010 or international callers 617-801-6888 and enter passcode 44338074. The webcast will be archived on the Company’s website at www.switchanddata.com.

About the Company

Switch and Data is a premier provider of network-neutral data centers that house, power, and interconnect the Internet. Leading content companies, enterprises, and communications service providers rely on Switch and Data to connect to customers and exchange Internet traffic. Switch and Data has built a reputation for world-class service, delivered across the broadest colocation footprint and richest network of interconnections in North America. Switch and Data operates 34 sites in the U.S. and Canada, provides one of the highest customer satisfaction scores for technical and engineering support in the industry, and is home to PAIX(R) - the world's first commercial Internet exchange.

Important information about Switch and Data is routinely posted to the investor relations section of the company's website www.switchanddata.com. For copies of all Switch and Data press releases and SEC filings, please visit the website. To automatically receive Switch and Data financial news by email, please visit the website and subscribe to Email Alerts. Investors are encouraged to check Switch and Data's website frequently to access the most up-to-date information.

Forward-Looking Statements

Certain statements herein, particularly in those sections titled "Balance Sheet, Cash Flows, and Business Outlook" and "Merger with Equinix" are “forward-looking statements.” Such forward-looking statements are not historical facts but instead reflect Switch and Data’s current expectations or beliefs concerning future events and results of operations, many of which, by their nature, are inherently uncertain and outside of Switch and Data’s control. Words such as expects, believes, estimates, anticipates and similar language indicates forward-looking statements. It is possible that actual results may differ, possibly materially, from those anticipated in these forward-looking statements. Factors that might cause such differences include, but are not limited to, the failure of a condition to closing of the transaction to be satisfied; the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated costs or difficulties relating to the integration of Switch and Data into Equinix; and the combined company's inability to achieve anticipated cost savings or synergies. Further information concerning Switch and Data and its business, including factors that potentially could materially affect Switch and Data's financial results and conditions, as well as its other achievements, are contained in Switch and Data's filings with the SEC. Switch and Data does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Switch & Data Facilities Company, Inc. Consolidated Statement of Operations (in thousands, except earnings per share) (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2009	2008	2009
Revenues	$44,079	$53,520	$125,750	$150,013
Costs and operating expenses
Cost of revenues, exclusive of depreciation and amortization	23,742	25,928	65,741	74,687
Sales and marketing	4,613	4,746	14,677	15,130
General and administrative	4,434	5,065	13,096	14,157
Depreciation and amortization	7,510	10,440	20,762	30,237
Lease litigation settlement	-	-	-	700
Total costs and operating expenses	40,299	46,179	114,276	134,911
Operating income	3,780	7,341	11,474	15,102
Interest income	442	16	1,513	45
Interest expense	(3,713)	(4,441)	(8,866)	(11,229)
Loss from debt extinguishment	-	-	(695)	-
Other expense, net	(307)	(178)	(654)	(486)
Income before income taxes	202	2,738	2,772	3,432
Provision for income taxes	(234)	(150)	(1,325)	(950)
Net income (loss)	$(32)	$2,588	$1,447	$2,482

Income (loss) per common share—basic	$(0.00)	$0.07	$0.04	$0.07

Weighted average common shares outstanding—basic	34,522	34,574	34,417	34,565

Income (loss) per common share—diluted	$(0.00)	$0.07	$0.04	$0.07

Weighted average common shares outstanding—diluted	34,522	34,972	34,417	34,799

Switch & Data Facilities Company, Inc. Consolidated Balance Sheet (in thousands) (Unaudited)

	December 31,	September 30,
	2008	2009
Assets
Current assets
Cash and cash equivalents	$14,706	$22,638
Accounts receivable, net of allowance for bad debts of $818 and $1,147, respectively	11,497	11,542
Prepaids and other assets	2,429	2,818
Total current assets	28,632	36,998
Property and equipment, net	270,286	297,350
Goodwill	36,023	36,023
Other intangible assets, net	18,575	16,095
Other long-term assets, net	5,349	6,683
Total assets	$358,865	$393,149

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$34,131	$19,948
Derivative liability	7,434	8,625
Current portion of unearned revenue	3,629	3,418
Current portion of deferred rent	455	377
Current portion of customer security deposits	547	615
Current portion of long-term debt	-	10,687
Current portion of capital lease obligations	-	1,756
Total current liabilities	46,196	45,426
Unearned revenue, less current portion	1,858	2,431
Deferred rent, less current portion	18,587	24,611
Customer security deposits, less current portion	376	282
Long-term debt, less current portion	120,000	131,813
Long-term portion of capital lease obligations	50,927	58,289
Total liabilities	237,944	262,852

Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value, 200,000 shares authorized; 34,563 and 34,580 shares issued and outstanding as of December 31, 2008 and September 30, 2009, respectively	3	3
Preferred stock, $0.0001 par value, 25,000 shares authorized; no shares issued	-	-
Additional paid-in capital	347,909	352,667
Accumulated deficit	(224,534)	(222,052)
Accumulated other comprehensive loss	(2,457)	(321)
Total stockholders’ equity	120,921	130,297
Total liabilities and stockholders’ equity	$358,865	$393,149

Switch & Data Facilities Company, Inc. Condensed Consolidated Statement of Cash Flows (in thousands) (Unaudited)

	For the nine months ended September 30,
	2008	2009
Cash flows from operating activities:
Net income	$1,447	$2,482
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	17,578	27,512
Amortization of debt issuance costs	475	728
Amortization of other intangible assets	3,184	2,728
Loss on debt extinguishment	695	-
Stock compensation expense	4,706	4,621
Provision for bad debts, net of recoveries	494	616
Deferred rent	3,709	5,726
Change in fair value of derivative	603	1,191
Loss (gain) on disposal of fixed assets	6	(89)
Changes in operating assets and liabilities
Increase in accounts receivable	(1,860)	(566)
Increase in prepaids and other assets	(1,404)	(382)
Increase in other long-term assets	(192)	(640)
Increase (decrease) in accounts payable, accrued expenses, and other liabilities	6,836	(2,684)
Increase (decrease) in unearned revenue	(35)	179
Net cash provided by operating activities	36,242	41,422

Cash flows from investing activities:
Purchase of property and equipment	(117,649)	(54,448)
Proceeds from sale of property and equipment	-	102
Net cash used in investing activities	(117,649)	(54,346)

Cash flows from financing activities:
Principal payments under long-term debt	(38,189)	-
Principal payments under capital lease	-	(491)
Proceeds from exercise of stock options	997	139
Proceeds from long-term debt	120,000	22,500
Excess tax benefits from stock-based compensation	91	-
Debt issuance and amendment costs	(4,038)	(1,425)
Net cash provided by financing activities	78,861	20,723

Net increase (decrease) in cash and cash equivalents	(2,546)	7,799
Effect of exchange rate changes on cash	(301)	133

Cash and cash equivalents:
Beginning of the period	45,595	14,706
End of the period	$42,748	$22,638

Additional Company Information

	For the three months ended September 30,				For the nine months ended September 30,
($ in Thousands)	2008		2009		2008		2009
Revenues
Colocation	$27,940	63%	$33,296	62%	$79,481	63%	$95,258	63%
Interconnection	13,659	31%	15,520	29%	39,275	31%	45,396	30%
Recurring Total	$41,599	94%	$48,816	91%	$118,756	94%	$140,654	93%
Non-recurring	2,480	6%	4,704	9%	6,994	6%	9,359	7%
Total	$44,079	100%	$53,520	100%	$125,750	100%	$150,013	100%
	September 30,	September 30,
	2008	2009
Number of customers	935	988
Number of cross connects	20,879	22,085
Cabinet equivalents billed	7,347	8,110
Utilization rate	62.9%	57.7%

	For the three months ended
	September 30,	September 30,
	2008	2009
New Sales ($ in Thousands):
Recurring revenue *	$1,488	$1,269
Non-recurring revenue **	2,180	4,165
New Sales	$3,668	$5,434

*Recurring revenues represent new service agreements entered into by new and existing customers during the given quarter. Revenues from these agreements will recur monthly over the life of the agreement.

**Non-recurring revenues represent the one-time installation fees associated with new service agreements. These one-time fees are billed to customers upon completion of the installation service and such revenues are recognized on a straight-line basis over the life of the agreement.

Adjusted EBITDA Reconciliation

The following is a reconciliation of the Company’s operating income (loss) for the periods ended September 30, 2008 and September 30, 2009 to Adjusted EBITDA.

Switch and Data uses Adjusted EBITDA:

  As measurements of operating performance because they assist management in comparing the results on a consistent basis as they remove the impact of items not directly resulting from operations;
  For planning purposes, including the preparation of its internal annual operating budget;
  To establish targets for certain management compensation; and
  To evaluate the Company’s capacity to incur and service debt, fund capital expenditures and expand the business.

Adjusted EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures used by other companies. In addition, Adjusted EBITDA: (a) does not represent net income or cash flows from operating activities as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered as alternatives to net income, operating income, cash flows from operating activities or the Company’s other financial information as determined under GAAP.

The Company prepares Adjusted EBITDA by adjusting Adjusted EBITDA to eliminate the impact of a number of items that it does not consider indicative of its core operating performance. Investors are encouraged to evaluate each adjustment and the reasons the Company considers them appropriate. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to Adjusted EBITDA. In addition, in evaluating Adjusted EBITDA, investors should be aware that in the future the Company may incur expenses similar to the adjustments in this presentation. Switch and Data’s presentation of Adjusted EBITDA should not be construed as an implication that its future results will be unaffected by unusual or non-recurring items.

The Company calculates Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues.

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands)	2008	2009	2008	2009
Operating income	$3,780	$7,341	$11,474	$15,102
Depreciation and amortization	7,510	10,440	20,762	30,237
Lease litigation settlement	-	-	-	700
Deferred rent expense, non-cash	1,151	1,657	3,709	5,726
Loss (gain) on disposal of fixed assets (1)	-	(84)	6	(89)
Stock-based compensation expense (2)	1,525	1,684	4,706	4,621
Legal expenses for real estate litigation (3)	10	-	63	65
Adjusted EBITDA	$13,976	$21,038	$40,720	$56,362

CONTACT:
Switch & Data Facilities Company, Inc.
Investor Relations:
Seth Potter, 646-277-1230
or
Idalia Rodriguez, 203-682-8264
ir@switchanddata.com